                                                                    EXHIBIT 4.4


   SECOND AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT, SECOND
            AMENDMENT TO REVOLVING CREDIT AGREEMENT AND OVERRIDING
                     AMENDMENT TO ALL OTHER LOAN DOCUMENTS


                 THIS SECOND AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT, SECOND AMENDMENT TO REVOLVING CREDIT AGREEMENT AND OVERRIDING AMENDMENT TO ALL OTHER LOAN DOCUMENTS (the "Amendment") dated as of March 31, 1994 is by and among NATIONAL CONVENIENCE STORES INCORPORATED (the "Borrower"), KEMPCO PETROLEUM COMPANY, TEXAS SUPER DUPER MARKETS, INC., SCHEPPS FOOD STORES, INC., STOP N GO MARKETS OF TEXAS, INC., STOP N GO MARKETS OF GEORGIA, INC., (each a "Guarantor Subsidiary"), NATIONSBANK OF TEXAS, N.A. ("NationsBank-Texas"), NATIONSBANK OF NORTH CAROLINA, N.A. ("NationsBank--North Carolina") (together NationsBank-Texas and NationsBank-North Carolina are hereinafter referred to as the "Banks") and NATIONSBANK-TEXAS, as Agent for the Banks (in such capacity, the Agent").

                 WHEREAS, the Borrower, the Agent and the Banks are parties to that certain Second Amended and Restated Credit Agreement dated as of March 9, 1993, as amended by that certain First Amendment to Second Amended and Restated Credit Agreement dated as of June 15, 1993 (as amended, the "Credit Agreement"); and

                 WHEREAS, the Borrower, the Guarantor Subsidiaries, and NationsBank-Texas (in its dual capacity as a lender thereunder and as agent for the parties that are now, or in the future may be, signatories thereto) are parties to that certain Revolving Credit Agreement dated as of March 9, 1993, as amended by that certain First Amendment to Revolving Credit Agreement dated as of June 15, 1993 (as amended, the "Revolving Agreement"); and

                 WHEREAS, the Borrower and the Banks are parties to other Loan Documents (as that term is defined in the Credit Agreement); and

                 WHEREAS, the Banks and Bank of America National Trust and Savings Association ("Bank of America") are parties to the Second Amended and Restated Intercreditor Agreement dated as of November 23, 1992, as amended by that certain First Amendment to Second Amended and Restated Intercreditor Agreement dated March 1, 1993 and further amended by that certain Second Amendment to Second Amended and Restated Intercreditor Agreement dated as of March 9, 1993 (as amended, the "Intercreditor Agreement"); and

                 WHEREAS, the Banks and Bank of America have issued letters of credit (the "Outstanding Letters of Credit") for the benefit of National Union Fire Insurance Company of Pittsburgh, Pa., American Home Assurance Company and the Insurance Company of the State of Pennsylvania (such companies are related to AIG Risk Management, Inc. and are in the American International Group of insurance companies and are, together with AIG Risk Management, Inc. and AIG Life Insurance Company, hereinafter collectively referred to as





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
"National Union" and individually as a "National Union Company") to secure the Borrower's obligations to National Union resulting from the insurance policies issued by National Union for the benefit of the Borrower; and

                 WHEREAS, the Bankruptcy Court (as that term is defined in the Credit Agreement) has entered an order in the Bankruptcy Cases (as that term is defined in the Credit Agreement) that orders that the Outstanding Letters of Credit issued by the Banks and Bank of America for the benefit of National Union shall be reduced in the aggregate amount of $4,494,152.00; and

                 WHEREAS, to accomplish the ordered reduction in the Outstanding Letters of Credit, the Borrower, the Banks, National Union and Bank of America have agreed to (i) cancel all of the Outstanding Letters of Credit issued by Bank of America, (ii) issue shares of the Borrower's capital stock to National Union in lieu of the Outstanding Letters of Credit issued by Bank of America for the benefit of National Union, and (iii) to provide for the replacement of the Existing Letters of Credit issued by NationsBank-Texas for the benefit of National Union, as beneficiary, (the "National Union Letters of Credit") with nine new letters of credit; and

                 WHEREAS, in connection with the foregoing, the Borrower and the Banks have agreed to amend the Credit Agreement, the Revolving Agreement and the other Loan Documents as set forth herein and the Banks and Bank of America have agreed to terminate the Intercreditor Agreement;

                 NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto hereby agree that the Credit Agreement shall be amended as follows:


                                   ARTICLE I

                                  DEFINITIONS

                 1.01. Capitalized terms defined in the recitals hereof are hereby incorporated herein for all purposes.

                 1.02. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Credit Agreement.





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
                                   ARTICLE II

                            AMENDMENT AND AGREEMENT

                 2.01. Section 1.01 of the Credit Agreement is hereby amended by inserting the following definition in alphabetical order therein:

                          "National Union Company" means any of National Union
                 Fire Insurance Company of Pittsburgh, Pa., American Home Assurance Company, the Insurance Company of the State of Pennsylvania, AIG Risk Management, Inc. and AIG Life Insurance Company.

                 2.02. Section 2.02 of the Credit Agreement shall be amended by deleting said Section 2.02 in its entirety and substituting in lieu thereof the following:

                 SECTION 2.02. Letters of Credit. (a) On and after the date hereof all Existing Letters of Credit which have been issued for the benefit of a National Union Company shall be exchanged for, and replaced by nine letters of credit each to be issued to National Union Fire Insurance Company of Pittsburgh, PA, as beneficiary thereunder, in the respective face amounts (the "Face Amounts") shown below (collectively, the "Replacement Letters of Credit" and individually, a "Replacement Letter of Credit"):

                          (i)     Face Amount:  $1,279,394.01
                                  Availability Date:  March 31, 1994
                          (ii)    Face Amount:  $1,500,000.00
                                  Availability Date:  June 1, 1994
                          (iii)   Face Amount:  $1,250,000.00
                                  Availability Date:  December 1, 1994
                          (iv)    Face Amount:  $1,250,000.00
                                  Availability Date:  June 1, 1995
                          (v)     Face Amount:  $1,000,000.00
                                  Availability Date:  December 1, 1995
                          (vi)    Face Amount:  $1,000,000.00
                                  Availability Date:  June 1, 1996
                          (vii)   Face Amount:  $750,000.00
                                  Availability Date: December 1, 1996
                          (viii)  Face Amount:  $750,000.00
                                  Availability Date:  June 1, 1997
                          (ix)    Face Amount:  $591,925.00
                                  Availability Date: December 1, 1997





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                 With the exception of the Replacement Letter of Credit
                 described in subsection (i) of this Section 2.02(a), each Replacement Letter of Credit shall have an expiry date of sixty (60) days subsequent to such Replacement Letter of Credit's corresponding "Availability Date" set forth in
                 Section 2.02(a)(ii) through (ix). Each Replacement Letter of Credit shall not be renewed, provided, however, that each Replacement Letter of Credit shall automatically renew for an additional forty- five (45) days following the expiry date in the event that during the period occurring after the Availability Date and at least thirty (30) days prior to the expiry date of a Replacement Letter of Credit, the Agent shall fail to notify the beneficiary of such Replacement Letter of Credit in writing by registered mail (return receipt requested) that such Replacement Letter of Credit will not be renewed; and provided, further, that no such notice shall be necessary in connection with the Replacement Letter of Credit described in Section 2.02(a)(i) hereof, which Replacement Letter of Credit shall have an expiry date of thirty (30) days following its Availability Date, with no possible extensions or renewals.

                 Upon the occurrence of a draw on any of the Replacement Letters of Credit, the amount available under such Replacement Letter of Credit shall be permanently reduced by an amount equal to the drawn amount provided, that the foregoing shall in no event limit the right of the beneficiary of the Replacement Letter of Credit to effect a draw in accordance with the terms and conditions of this Agreement.

                 (b) On or after the date hereof, and prior to the Termination Date, subject to the terms and conditions of this Agreement, so long as no Event of Default has occurred (and shall not have been waived by the Majority Banks in accordance with the terms hereof), NationsBank-Texas (the "Issuing Bank") agrees to permit the Existing Letters of Credit for the account of the Borrower to renew in accordance with their terms; provided, that, (i) the renewed Existing Letters of Credit, other than the Replacement Letters of Credit, shall not have an expiry date on or after a date which is more than twelve
                 (12) months following such renewal, and in any event, shall have an expiry date which is at least ten (10) days prior to the Termination Date, and (ii) after giving effect to any renewal, the aggregate amount of all the Existing Letters of Credit, other than the Replacement Letters of Credit, at any time outstanding (including that portion of any Existing Letter of Credit which has been drawn upon and which has not





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                 been reimbursed by the Borrower) shall not exceed
                 $1,774,274.49, less amounts drawn under any Letter of Credit, other than the Replacement Letters of Credit, from time to time from and after March 31, 1994. Existing Letters of Credit may be renewed solely for the benefit of the Beneficiary of such Existing Letter of Credit, or the successors or assigns of such Beneficiary, under the terms and conditions of such Existing Letter of Credit, and for the purpose for which such Existing Letter of Credit was originally issued.

                 (c) In no event will the Issuing Bank have any obligation to issue any letter of credit for the account of the Borrower other than a renewal (or successive renewals) of an Existing Letter of Credit, other than a Replacement Letter of Credit in accordance with the provisions of Section 2.02(a).

                 2.03. Any and all references contained in the Credit Agreement, the Revolving Agreement and any other Loan Documents to Letter(s) of Credit or Existing Letters of Credit (as those terms are defined in such Credit Agreement, Revolving Agreement and Loan Documents) shall include a reference to the Replacement Letters of Credit.

                 2.04. Subsection (a) of Section 2.08 of the Credit Agreement is hereby amended by deleting the phrase "in accordance with the procedures set forth in Exhibit 2.08 hereof," in lines 2 and 3 therein.

                 2.05. Subsection (d) of Section 2.08 of the Credit Agreement is hereby amended by deleting the phrase "such Net Cash Proceeds in the proportions required in accordance with notices delivered by the Agent and Bank of America pursuant to Exhibit 2.08 hereto; provided that upon payment in full of all obligations of the Borrower to the Bank of America under the Bank of America Agreement, the Borrower shall pay to the Agent, for the benefit of the Banks and the lenders parties to the Revolving Credit Agreement," in lines 2 through 7 therein.

                 2.06. Subsection (a) of Section 2.15 of the Credit Agreement is hereby amended to add the phrase ", other than the Replacement Letters of Credit," after the words "Existing Letter of Credit" on line 3 of said Subsection (a), and after the words "Letter of Credit" on line 6 of said Subsection (a).

                 2.07. Subsection (c) of Section 2.15 of the Credit Agreement is hereby amended by adding after the phrase "In order to induce the renewal of the Existing Letters of Credit by the Issuing Bank," in lines 1 and 2 therein, the following:

                 "or, in order to induce the Issuing Bank to issue the Replacement Letters of Credit,"





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                 2.08.  Section 5.11 of the Credit Agreement is hereby amended by deleting the phrase "CAPEX shall be limited to the greater of (i) $17,300,000 or (ii) the Consolidated Fixed Charge Coverage Margin, up to an amount equal to $19,000,000" from lines 3 and 4 therein, and substituting the phrase "CAPEX shall be limited to $25,000,000" in lieu thereof. Section 5.11 of the Credit Agreement is hereby further amended by deleting the figure $17,300,000 in line 1 of the schedule contained therein and substituting the figure $25,000,000 in lieu thereof.

                 2.09. Subsection (a) of Section 5.14 of the Credit Agreement is hereby amended by inserting a period after the word "Liens" in subsection (a)(v) therein and by deleting the semicolon and the word "and" in subsection (a)(v) therein and by deleting subsection (a)(vi) in its entirety.

                 2.10. Subsection (a) of Section 5.22 of the Credit Agreement is hereby amended by inserting a period after the word "Banks" in line 3 therein and by deleting the phrase "in the percentages set forth in
Exhibit 2.08 and in accordance with Section 2.08(d) hereof." in lines 3 and 4 therein.

                 2.11. Section 5.23 of the Credit Agreement is hereby deleted in its entirety and is of no further force and effect and the following shall be substituted in lieu thereof:

                 SECTION 5.23.  Intentionally Omitted.

                 2.12. Section 5.25 of the Credit Agreement is hereby amended to provide that, notwithstanding any provision of said Section 5.25, no amounts shall be payable at any time pursuant to the Bank of America Credit Documents to Bank of America under Section 5.25 thereof after the date of this Amendment.

                 2.13. Exhibit 2.08 to the Credit Agreement is hereby deleted in its entirety and the following shall be substituted in lieu thereof:

                 Exhibit 2.08  Intentionally Omitted.

                 2.14. Subsection (a)(ii) of Section 2.05 of the Revolving Agreement is hereby amended by deleting the phrase "such Net Cash Proceeds in the proportions required in accordance with notices delivered by the Agent and Bank of America pursuant to Exhibit 2.05 hereto; provided that, upon payment in full of all obligations of the Borrower to Bank of America under the Bank of America Agreement, the Borrower shall pay to the Agent, for the benefit of the Lenders and the banks parties to the Reorganized Credit Facility," from lines 4 through 9 therein.

                 2.15. Subsection (b) of Section 2.05 of the Revolving Agreement is hereby amended by deleting in its entirety the last sentence of said Subsection (b).





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                 2.16.    Section 6.17 of the Revolving Agreement is hereby
deleted in its entirety and is of no further force and effect and the following shall be substituted in lieu thereof:

                 Section 6.17   Intentionally Omitted.

                 2.17. Section 7.01 of the Revolving Agreement is hereby amended by deleting in its entirety subsection (d) therein and by redesignating subsection (e) as subsection (d).

                 2.18. Subsection (a) of Section 7.10 of the Revolving Agreement is hereby amended by deleting the phrase "in the percentages set forth in Exhibit 2.05 and" in line 3 therein.

                 2.19. Exhibit 2.05 to the Revolving Agreement is hereby deleted in its entirety and the following shall be substituted in lieu thereof:

                 Exhibit 2.05   Intentionally Omitted.

                 2.20. Borrower hereby acknowledges and agrees that the Intercreditor Agreement has been fully and effectively terminated. Any and all references to the Intercreditor Agreement contained in the Credit Agreement, the Revolving Agreement and in any of the Loan Documents shall, as of the date hereof, be of no further force and effect. Without limitation to anything contained herein, (i) for all purposes under the Credit Agreement, the Revolving Agreement and the other Loan Documents, all of the obligations of the Borrower to Bank of America under the Bank of America Agreement shall be deemed to be paid in full and the Banks and the Lenders (as defined in the Revolving Agreement) shall be entitled to 100% of all Net Cash Proceeds and (ii) to the extent that the obligations of the Borrower to Bank of America under the Bank of America Agreement are included in any calculation contained in any provision in the Credit Agreement, the Revolving Agreement and any other Loan Document, including, without limitation, the definition of "Senior Debt", the amount of the Borrower's obligations to Bank of America under the Bank of America Agreement shall be deemed to be $0.00.

                 2.21. In consideration of the foregoing, on and as of the date hereof, Borrower shall pay to the Banks a prepayment in the amount of $2,312,102.55 (the "Prepayment") which shall be applied first to the payment of accrued and unpaid interest of, and second to the payment of unpaid principal amounts outstanding on, the Notes under the Credit Agreement as of the date such payment is received, in inverse order of maturity, provided that payments applied to reduction of any Fixed Rate Loan will be subject to Section 2.10 of the Credit Agreement.

                 2.22. Each of the undersigned has read, and does hereby consent to and approve (i) the terms and conditions set forth in this Amendment and (ii) the execution and delivery of this Amendment by the Borrower to the Banks and the performance by the Borrower of the Credit Agreement and the Revolving Agreement, as amended hereby, and the





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other Loan Documents insofar as they are affected by this Amendment, and further, does hereby acknowledge that the execution and delivery of the Amendment by the Borrower and performance by the Borrower of the Credit Agreement and the Revolving Agreement, as amended hereby, and the other Loan Documents insofar as they are affected by this Amendment, will in no event affect or limit the obligation of the undersigned to the Banks under that certain Guarantee Agreement dated as of February 6, 1990, as to each of the undersigned other than Schepps Food Stores, Inc. (collectively referred to as the "1990 Guarantee"), and that certain Guarantee Agreement dated as of January 24, 1991, as to Schepps Foods Stores, Inc. (referred to as the "Schepps Guaranty"), in each case executed by the undersigned for the benefit of the Banks, as it has been amended, restated or otherwise modified from time to time and as it may be further amended, restated or otherwise modified from time to time (together the 1990 Guarantee and the Schepps Guarantee are herein referred to as the "Guarantee") and that certain Security Agreement dated January 24, 1991, executed by the undersigned for the benefit of the Agent and the Banks, as it has been amended, restated or otherwise modified from time to time and as it may be further amended, restated or otherwise modified from time to time (the "Security Agreement"). The terms and conditions of, and the obligations of the undersigned under, the Guarantee and the Security Agreement, in each case executed by the undersigned, are hereby ratified and affirmed in all respects.

                 2.23. In connection with the termination of the Intercreditor Agreement, (A) compliance by the Borrower with clauses (i), (iii) and (iv) of Section 5.01(n) of the Credit Agreement is permanently waived, and
(B) calculation in accordance with the provisions of Section 5.25 of the Credit Agreement of the amount of prepayments to be made by the Borrower to the Banks and Bank of America on the date of this Amendment and in connection with this Amendment is hereby waived.

                 2.24. In connection with the termination of the Intercreditor Agreement, (A) compliance by the Borrower with clauses (i), (iii) and (iv) of Section 6.02(r) of the Revolving Agreement is permanently waived, and (B) calculation in accordance with the provisions of Section 6.19 of the Revolving Agreement of the amount of prepayments to be made by the Borrower to the Banks and Bank of America on the date of this Amendment and in accordance with this Amendment is hereby waived.


                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

                 3.01. The Borrower is duly authorized to execute and deliver this Amendment and to perform the Credit Agreement as amended hereby, and all corporate action on the Borrower's part requisite for the due execution and delivery of this Amendment, and the performance of the Credit Agreement as amended hereby, has been duly and effectively taken.





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
                 3.02. All of the representations and warranties contained in Article IV of the Credit Agreement, as amended, and Article V of the Revolving Agreement, as amended, are true and correct on and as of the date hereof and will be true and correct after giving affect to this Amendment and the Borrower hereby agrees to be bound by such representations and warranties.

                 3.03. No event which constitutes a Default or an Event of Default under the Credit Agreement, as amended hereby, has occurred and is continuing, or would result from the execution and delivery of this Amendment.


                                   ARTICLE IV

                                   CONDITIONS

                 4.01. As a condition precedent to the effectiveness of this Amendment, all of the following must have occurred:

                 (a) the Agent shall have received the Prepayment required by Section 2.21 hereof;

                 (b) the Banks and Bank of America shall have executed an agreement, in form and substance reasonably satisfactory to the Agent, that fully and effectively terminates the Intercreditor Agreement;

                 (c) the Outstanding Letters of Credit issued by NationsBank-Texas for the benefit of National Union shall have been cancelled and terminated and the Replacement Letters of Credit shall have been issued;

                 (d) the Outstanding Letters of Credit issued by Bank of America for the benefit of National Union shall have been cancelled and terminated;

                 (e) the Agent shall have received a legal opinion from counsel for the Borrower that this Amendment and the transaction contemplated herein (i) has been duly authorized by all requisite corporate action, and (ii) has been validly executed and delivered by the Borrower and the Guarantor Subsidiaries; and

                 (f) the Agent shall have received evidence reasonably satisfactory to the Banks that the Liens in favor of Bank of America granted pursuant to the Bank of America Credit Documents have been released or will be released immediately subsequent to the execution of this Amendment.





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                                   ARTICLE V

                                 MISCELLANEOUS

                 5.01. The Credit Agreement and the Revolving Agreement, as hereby amended, and the other Loan Documents insofar as they are affected by this Amendment, are in all respects ratified and confirmed, and all other rights and powers created thereby or thereunder shall be and remain in full force and effect.

                 5.02. This Amendment may be executed in several counterparts, and each counterpart, when so executed and delivered, shall constitute an original instrument, and all such separate counterparts shall constitute but one and the same instrument.

                 5.03. The Borrower agrees to do, execute, acknowledge and deliver all and every further act and instrument as the Banks may reasonably request for the better assuring and confirming unto the Banks all and singular the rights granted or intended to be granted hereby or hereunder.

                 5.04. THIS AMENDMENT AND ALL OTHER DOCUMENTS EXECUTED IN CONNECTION HEREWITH SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS (EXCEPT THAT TEX. REV. CIV. STAT. ANN. ART. 5069, CH. 15 (WHICH REGULATES CERTAIN REVOLVING CREDIT LOAN ACCOUNTS AND REVOLVING TRIPARTY ACCOUNTS) SHALL NOT APPLY TO THIS AMENDMENT), EXCEPT FOR COLLATERAL DOCUMENTS SPECIFICALLY GOVERNED BY THE LAWS OF ANOTHER STATE AND EXCEPT TO THE EXTENT THAT THE FEDERAL LAW OF THE UNITED STATES OF AMERICA MAY OTHERWISE APPLY. NOTWITHSTANDING ANYTHING CONTAINED IN THIS SECTION 5.04 TO THE CONTRARY, NOTHING IN THIS AMENDMENT, THE NOTES OR THE OTHER LOAN DOCUMENTS SHALL BE DEEMED TO CONSTITUTE A WAIVER OF ANY RIGHTS WHICH THE BANKS MAY HAVE UNDER THE NATIONAL BANK ACT OR ANY APPLICABLE FEDERAL LAW.

                 5.05. THE CREDIT AGREEMENT, THE REVOLVING AGREEMENT, AND THE LOAN DOCUMENTS, AS AMENDED BY THIS AMENDMENT, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.




       (THE REMAINDER OF THIS PAGE HAS INTENTIONALLY BEEN LEFT BLANK.)





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
                 IN WITNESS WHEREOF, the parties hereto, by their respective officers thereunto duly authorized, have executed this Amendment effective as of the date first above written.

                                        NATIONAL CONVENIENCE STORES
                                          INCORPORATED


                                        By:______________________________
                                           Name:  Brian Fontana
                                           Title:  Vice President - Chief
                                                   Financial Officer


                                        BANKS:

                                        NATIONSBANK OF NORTH
                                          CAROLINA, N.A.



                                        By:_____________________________
                                           Name:  Neill P. Davis
                                           Title:  Senior Vice President

                                        NATIONSBANK OF TEXAS, N.A.



                                        By:____________________________
                                           Name:  Neill P. Davis
                                           Title:  Senior Vice President


                                        AGENT:

                                        NATIONSBANK OF TEXAS, N.A.



                                        By:___________________________
                                           Name:  Neill P. Davis
                                           Title:  Senior Vice President





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
                                        GUARANTOR SUBSIDIARIES:


                                        KEMPCO PETROLEUM COMPANY

                                        By:__________________________
                                           Name:_____________________
                                           Title:____________________

                                        TEXAS SUPER DUPER MARKETS, INC.


                                        By:__________________________
                                           Name:_____________________
                                           Title:____________________

                                        STOP N GO MARKETS OF TEXAS, INC.


                                        By:__________________________
                                           Name:_____________________
                                           Title:____________________

                                        STOP N GO MARKETS OF GEORGIA, INC.


                                        By:__________________________
                                           Name:_____________________
                                           Title:____________________

                                        SCHEPPS FOOD STORES, INC.


                                        By:__________________________
                                           Name:_____________________
                                           Title:____________________





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